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                                                                   EXHIBIT 10.11

                    AMENDED CONSULTANT AGREEMENT


     This Agreement is entered into this 15th day of February, 1994, between Motorola, Inc., a Delaware corporation, with an office at 1303 E. Algonquin Road, Schaumburg, Illinois 60196 ("Motorola") and William J. Weisz ("Consultant"). In consideration of the mutual promises contained herein and other valuable consideration, the parties mutually agree as follows:

     1. TERM. This Agreement, which supersedes any existing consulting agreement between Consultant and Motorola, is deemed to have begun on February 1, 1994, and continue through December 31, 1994, and may thereafter be renewed on an annual basis upon written agreement of the parties, provided, however, that either Motorola or Consultant may terminate this Agreement or any renewal thereof upon thirty (30) days notice to the other party.

     2. STATEMENT OF SERVICES. Consultant agrees to be available to Motorola for consulting services in the areas described in Appendix A and other areas as shall from time to time be agreed upon by Consultant and Motorola.

     3. PAYMENT. For services performed pursuant to this Agreement, Consultant will be compensated at an amount and under such terms as are contained in a separate memo between Consultant and Richard Weise, said memo being incorporated herein as Appendix B; paid monthly. Consultant shall be reimbursed for all expenses which are necessary for and incident to the performance of service hereunder upon approval of Motorola.

     4. RECORDS, REPORTS AND INFORMATION. Consultant agrees to furnish Motorola with information with respect to the services covered by this Agreement upon request. Consultant specifically agrees to maintain expense sheets and other evidence in compliance with federal contracting requirements, if any, to accurately show the services performed under this Agreement and to submit such information to Motorola as required.

     5. INDEPENDENT CONTRACTOR. Consultant shall perform services hereunder only as an independent contractor.

     6. CODE OF CONDUCT. Notwithstanding Consultant's status as an independent contractor, Motorola expects that and Consultant hereby agrees to conduct himself on behalf of Motorola in accordance with the relevant sections of the Motorola Code of Conduct, which is attached hereto as Appendix C. Should Consultant require interpretation of any section of said Code of Conduct, such can be obtained by contacting Motorola's Senior Vice President and General Counsel, who is currently Richard H. Weise, 1303 E. Algonquin Road, Schaumburg, Illinois 60196; (708) 576-5009. The Code of Conduct does not bar Consultant from business relationships with competitors as long as such does not constitute a conflict of interest.

     7.   PROCUREMENT INTEGRITY ACT CERTIFICATIONS.
          (a)  Consultant agrees to become familiar with the requirements of
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Section 27(a) of the Procurement Integrity Act and will participate in any training programs recommended by Motorola in its effort to comply with this statute and related procurement policies contained in the Federal Acquisition Regulation ("FAR").

          (b) Consultant agrees to report immediately to the Motorola employee in charge of Motorola's participation in any federal procurement process any violations or possible violations of Section 27(a)(b)(d) or (f) relating to offers of employment and business opportunities; gratuities; and solicitation or unauthorized receipt of any proprietary or source selection information. Should that employee be suspected of wrongdoing, Consultant agrees to report the matter to that employee's supervisor or, if necessary, to the Motorola General Counsel.

          (c) Consultant will provide any additional certifications requested by any U.S. government official pursuant to FAR 3.104-9(d).

          (d) Consultant will certify his compliance with this paragraph 7 in writing upon Motorola's request.

     8. GENERAL REPRESENTATION OF COMPLIANCE. Consultant agrees to comply with all other standards, laws and procedures pertaining to this Agreement which are currently in effect or which are subsequently implemented by any government agency or industry consortium to which Motorola belongs.

     9. ENTIRE AGREEMENT. This Agreement constitutes the final expression of the agreement of the parties; it is intended as a complete and exclusive statement of the terms of their agreement; and it supersedes all prior and concurrent promises, representations, negotiations, discussions, and agreements that may have been made in connection with the subject matter hereof.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement on the day and year first above written.


                                   MOTOROLA, INC.


BY:   /s/William J. Weisz               BY:  /s/ Richard H. Weise
     ------------------------              -----------------------------------
     William J. Weisz                        Richard H. Weise
                                             Senior Vice President,
                                             General Counsel & Secretary

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                                  APPENDIX A


     Consultant agrees to make available to Motorola the following services pursuant to the Consultant Agreement to which this Appendix is attached.

     1. Serving as Chairman of Motorola's Board of Directors, performing the duties of the Chairman of the Board and such other duties which are from time to time assigned.

     2.  Federal government contracting activities.

     3. Representation of Motorola at various civic, cultural, political, and educational activities.

     4. Serving as the Company's representative in various government, industry or customer matters.

     5.  Field testing new products as they become available.

     6. Acting as a Senior Consultant to the Company on various issues as they become relevant or pertinent to the continued health and welfare of the Company, such as Japan or European relations, total customer satisfaction, quality and etc.

     7.  Making facility visits both in the U.S. and internationally.

     8.  Providing training services, such as MTEC seminars.

     9. Other topics as may from time to time be decided upon by Consultant or the CEO.

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                                  APPENDIX  B


                                        Law Department
                                        Inter-Office Correspondence

Date:     February 15, 1994             From:          Rich Weise


To:  Bill Weisz                         Phone:    (708) 576-5009


Re:  Consultant Agreement
     --------------------


     As you know, I am very pleased that you have agreed to continue your consulting agreement with Motorola. As we agreed, you will provide consulting services to Motorola as specified in attached agreement, as well as handle other projects which, from time to time, may arise.

     The compensation terms of your consulting arrangement are as follows: 1) Compensation at the rate of Three Hundred Thousand Dollars ($300,000) per year, paid monthly; 2) Motorola shall be responsible for all expenses which you incur in performing the services pursuant to our arrangement; 3) we shall provide you office facilities and secretarial services in Phoenix, as well as in Chicago consistent with government regulations to maintain your security clearance; and
4) you shall have the corporate aircraft made available to you, dependent upon scheduling, to further your consulting activities for Motorola. It is understood that these payments are in addition to your regular Board Retainer and Board and Committee Fee payments.

     Once again, I am delighted that Motorola will continue to benefit from your expertise which has proved so invaluable to the Company.

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